UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 15, 2015

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Certain Officers.

On April 15, 2015, Crimson Wine Group, Ltd. (the “Company”) appointed Shannon McLaren as the Company’s Chief Financial Officer.  Ms. McLaren, age 38, most recently served as Senior Corporate Controller of Wente Family Estates from 2011 to 2015.  Ms. McLaren served as Assistant Manager, HomeCare Planning & Analysis of the Clorox Company from 2009 to 2011, and Accounting Manager, Corporate Segment of the Clorox Company from 2007 to 2009.  Prior to that, Ms. McLaren served as Senior Internal Auditor of Altera Corporation from 2006 to 2007.  Ms. McLaren served as Manager, Assurance of KPMG from 1999 to 2006.

Ms. McLaren will be paid an annual base salary of $200,000.00 and will be eligible for an annual bonus at the discretion of the Board.  Ms. McLaren will also receive the Company’s standard employee benefit package including health care benefits.

Item 7.01Regulation FD Disclosure.

In connection with the above disclosures under Item 5.02(c), the Company issued on April 15, 2015 a news release announcing Ms. McLaren’s appointment disclosed above.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1News release for Crimson Wine Group, Ltd. dated April 15, 2015 titled “Crimson Wine

Group Announces Shannon McLaren as Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2015

CRIMSON WINE GROUP, LTD.

By:  /s/ Patrick M. DeLong

Name:  Patrick M. DeLong

Title:  President & Chief Executive Officer